SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

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[ ]	Preliminary Consent Solicitation Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

Xerox Corporation
(Name of Registrant as Specified In Its Charter)

CARL ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
JONATHAN CHRISTODORO
KEITH COZZA
JAFFREY (JAY) A. FIRESTONE
RANDOLPH C. READ
DARWIN DEASON
MENDA CONSULTING LLC
GIOVANNI VISENTIN
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 14, 2018, Carl Icahn and affiliated entities filed an Amendment to their Schedule 13D relating to Xerox Corporation, a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES FROM THE SHAREHOLDERS OF XEROX CORPORATION IN CONNECTION WITH THE PROPOSED TRANSACTIONS BETWEEN XEROX CORPORATION AND FUJIFILM HOLDINGS CORPORATION (THE "TRANSACTION") AND/OR FOR USE AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS OF XEROX CORPORATION (THE "ANNUAL MEETING") WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY RELATED TO THE TRANSACTION AND/OR THE ANNUAL MEETING WILL BE MAILED TO SHAREHOLDERS OF XEROX CORPORATION AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED BELOW IN THIS SCHEDULE 14A (THE "SCHEDULE 14A"). EXCEPT AS OTHERWISE DISCLOSED IN THE SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN XEROX CORPORATION OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, $1.00 PAR VALUE, OF XEROX CORPORATION.

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PARTICIPANTS

The participants in the solicitation of proxies (the "Participants") from stockholders of Xerox Corporation (the "Corporation") include the following: High River Limited Partnership ("High River"), Hopper Investments LLC ("Hopper"), Barberry Corp. ("Barberry"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Offshore LP ("Icahn Offshore"), Icahn Partners LP ("Icahn Partners"), Icahn Onshore LP ("Icahn Onshore"), Icahn Capital LP ("Icahn Capital"), IPH GP LLC ("IPH"), Icahn Enterprises Holdings L.P. ("Icahn Enterprises Holdings"), Icahn Enterprises G.P. Inc. ("Icahn Enterprises GP"), Beckton Corp. ("Beckton"), and Carl C. Icahn, a citizen of the United States of America.

The principal business address of each of (i) High River, Icahn Offshore, Icahn Partners, Icahn Master, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601, and (ii) Mr. Icahn, Barberry and Hopper is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

Icahn Partners, Icahn Master and High River (collectively, the "Icahn Parties") are entities controlled by Carl C. Icahn. Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of Icahn Master. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Parties. In addition, Mr. Icahn is the indirect holder of approximately 91.0% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. ("Icahn Enterprises"). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings.

The Icahn Parties are deemed to beneficially own, in the aggregate, 23,456,087 shares of common stock, $1.00 par value, issued by Xerox Corporation (the "Shares"), representing approximately 9.21% of the Corporation's outstanding Shares (based upon the 254,673,473 Shares stated to be outstanding as of January 31, 2018 by the Corporation in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 23, 2018).
High River has sole voting power and sole dispositive power with regard to 4,691,218 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 11,130,555 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 7,634,314 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the "Act") the Shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes.

The Icahn Parties have agreed to act in concert with Mr. Darwin Deason and his affiliates with respect to the solicitation of proxies in connection with the proposed transactions between the Corporation and FUJIFILM Holdings Corporation (the "Transaction") and/or for use at the 2018 Annual Meeting of Shareholders of the Corporation (the "Annual Meeting"). Based on the foregoing, the Icahn Parties and Mr. Deason and his affiliates have formed a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"). The group may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) all of the Shares beneficially owned by the Icahn Parties and all of the Shares beneficially owned by Mr. Deason and his affiliates. Such group may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act), in the aggregate, 38,778,428 Shares (including 6,741,572 Shares issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, owned by Mr. Deason and his affiliates), constituting approximately 15.23% of the Shares outstanding (based upon the 254,673,473 Shares stated to be outstanding as of January 31, 2018 by the Corporation in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 23, 2018). However, the Icahn Parties expressly disclaim beneficial ownership of the 15,322,341 Shares beneficially owned by Mr. Deason and his affiliates (including the 6,741,572 Shares issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, owned by Mr. Deason and his affiliates). The Icahn Parties expressly retain the sole voting and investment power of the Shares that the Icahn Parties beneficially own.

The Participants may also include Jonathan Christodoro, Keith Cozza, Jaffrey (Jay) A. Firestone and Randolph C. Read. Mr. Cozza is an employee of Icahn Enterprises and Mr. Christodoro is a former employee of Icahn Capital. From time to time, Messrs. Cozza, Christodoro and Firestone have served on the boards of directors of entities in which Mr. Icahn and/or his affiliates have an interest. In such situations where Mr. Icahn does not control such entities, Messrs. Cozza, Christodoro and Firestone receive customary director compensation from such entities (which may include cash fees, equity awards, reimbursement of travel expenses, indemnification and the like). Mr. Christodoro owns beneficially 8,554 of the Corporation's deferred stock units, but otherwise Mr. Christodoro does not own beneficially any Shares. Messrs. Cozza, Firestone and Read do not own beneficially any Shares. Messrs. Christodoro, Firestone and Read are each party to an agreement pursuant to which Icahn Capital has agreed to pay certain fees to such individual and to indemnify such individual with respect to certain costs incurred by such individual in connection with the solicitations of proxies from stockholders of the Corporation. Messrs. Christodoro, Cozza, Firestone and Read will not otherwise receive any special compensation in connection with the solicitations of proxies from stockholders of the Corporation.

The principal business address of Mr. Deason is c/o Deason Capital Services, LLC, 5956 Sherry Ln, Suite 800, Dallas, TX 75225.

In addition, the Participants may include Darwin Deason. Mr. Deason is Chairman of Deason Capital Services, LLC. Mr. Deason owns beneficially 15,322,341 Shares, including 6,741,572 Shares issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share. Mr. Deason will not otherwise receive any special compensation in connection with the solicitations of proxies from stockholders of the Corporation.

The Participants may also include Menda Consulting LLC ("Menda") and its principal Giovanni Visentin. Menda is party to an agreement pursuant to which the Icahn Parties have agreed to pay certain fees to Menda and to indemnify and hold harmless Menda and Mr. Visentin with respect to certain costs incurred in connection with the solicitations of proxies from stockholders of the Corporation. The Icahn Parties believe the anticipated cost of engaging Menda and Mr. Visentin to assist in the solicitations of proxies from stockholders of the Corporation will be approximately $300,000 to $500,000. Menda and Mr. Visentin will not otherwise receive any special compensation in connection with the solicitation of proxies from stockholders of the Corporation.

Neither Menda nor Mr. Visentin own beneficially any Shares. The principal business address of Menda and Mr. Visentin is 65 Winthrop Drive, Riverside, Connecticut 06878.